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                                                               Exhibit 10.7

                      RESTRICTED STOCK OPTION AGREEMENT

     This Restricted Stock Option Agreement ("Agreement") is made and entered into as of the ___ day of January, 1999, by and between Top Form, Inc. ("Top Form"), a Delaware corporation ("Top Form"), TrueVision Laser Centers, Inc. ("TVLC"), a Nevada corporation and TrueVision Laser Centers of Albuquerque, Inc. ("TVLCA"), a New Mexico corporation (hereinafter, Top Form, TVLC and TVLCA are collectively referred to as the "Company"), and Pamela Medley, an individual (hereinafter referred to as "Medley").

                                  RECITALS:
                                  --------

     WHEREAS, the Company desires to have Medley's personal signature guarantee (hereinafter referred to as "Guarantee") of a certain financial obligation of the Company pertaining to the refinancing of the Company's laser equipment; and

     WHEREAS, Medley is willing to provide such Guarantee in consideration of the restricted stock option granted hereunder by the Company (hereinafter referred to as the "Option"); and

     WHEREAS, the parties hereto have mutually agreed upon the terms and conditions under which Medley will provide such Guarantee, and under which the Company will grant the Option;

     NOW, THEREFORE, in consideration of the foregoing recitals, and of the mutual covenants and conditions contained in this Agreement, it is agreed by and between the parties hereto as follows:

1. GRANT OF OPTION. Subject to the terms and conditions stated below, the Company hereby grants to Medley the Option to purchase two hundred thousand (200,000) shares (hereinafter, said shares underlying the Option shall be referred to as the "Shares") of the $0.001, par value, Common Stock of Top Form.

2. PURCHASE PRICE OF THE SHARES. The purchase price for the Shares shall be Thirty Six Cents ($0.36), per Share ("Exercise Price"), payable in cash or certified check upon exercise of the Option; or, at the election of Medley, the full purchase price of the Shares may be paid to the Company by Medley's delivery and execution of a promissory note, in the form attached hereto as Exhibit "A", which is made a part of this Agreement.

3. CONSIDERATION. In consideration of the Options granted hereby, Medley agrees to execute her Guarantee of a certain financial obligation of the Company pertaining to the refinancing of the Company's laser equipment, as provided for by separate agreement. Further, Medley hereby acknowledges and agrees that this Agreement is predicated upon the condition precedent that the Option provided for herein may not be exercised until Medley has fully paid the the sum provided for, in cash or by execution and delivery of a promissory note of even date, said cash or promissory note being partial consideration for the acquisition by Medley from the Company of the Shares underlying the Option.

4.   TERMS OF EXERCISE OF OPTION.

     (a) The Option shall be exercisable for a period commencing on the date hereof ("Date of Grant") and ending on such date upon which Medley is no longer serving as a guarantor of any financial obligation of the Company, or on the third anniversary of the Date of Grant, whichever date shall first occur ("Expiration Date").

     (b) Medley may exercise the Option at any time on or before the Expiration Date by giving written notice to the Secretary of Company. The notice shall be signed by Medley and shall specify the election to exercise the Option, the number of Shares for which it is being exercised, and the method of payment therefor. At the time of giving such notice, Medley shall deliver to the Secretary of Company the full amount of the Exercise Price, paid by either cash, cashier's check or by promissory note in the form attached as Exhibit "A". Within thirty (30) days following the Company's receipt of such notice and proper payment for the Shares, the Company shall cause to be issued to Medley a stock certificate(s) representing the number of Shares purchased in accordance with the foregoing, duly registered in the name of Medley.

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     (c)  If Medley fails to exercise the Option on or before the Expiration
Date, the parties hereto shall be deemed whole, without having any claim against the other, and this Agreement, and the Option granted hereby; shall expire without further force or effect.

5. SHARES RESERVED. The Company agrees that it will, at all times during the term of the Option, reserve for issuance out of its authorized capital the number of Shares that are subject to the Option. The Shares, when issued, shall be validly issued, fully paid and nonassessable, and shall be free and clear of all claims, liens and encumbrances of every nature and any conditions or restrictions on ownership or transfer, except for any security interest created by any promissory note of Medley which may be used to purchase the Shares, and any restrictions on transfer imposed by applicable state and federal securities laws.

6. RIGHTS AS A SHAREHOLDER. Medley shall have no rights whatsoever as a shareholder of the Company, with respect to the Shares underlying the Option, nor shall Medley be deemed the holder of the Shares for any purpose until such Shares have been issued in the name of Medley in accordance with this Agreement. Medley shall have no right to vote such Shares, or to give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting shareholders of the Company, or to receive dividends or subscription rights, or otherwise, or to receive distributions of any assets or proceeds from the sale of the Company's assets upon liquidation until Medley has effectively exercised the Option and fully paid for the Shares.

7. ADJUSTMENTS TO OPTION. Subject to any required action by the shareholders of Company, the number and kind of Shares subject to the Option, and the Exercise Price therefor, shall be proportionally adjusted for any change in the capital structure of Company resulting from any stock dividend, stock split, recapitalization, merger, reorganization, consolidation or similar transaction occurring while the Option is in effect. If the Company proposes to dissolve or to liquidate, or proposes to combine, merge or consolidate with or into any other corporation, or to sell substantially all of its assets, whether for cash, securities or any other property or consideration, the Shares granted under the Option shall be adjusted so as to apply to the securities, notes or other property or consideration to which a holder of the number Shares subject to the Option would have been entitled to by reason of such combination, merger, consolidation or sale. Any and all new, substituted or additional securities, or other property, other than cash, to which Medley would be entitled to by reason of her right to acquire the Shares hereunder, shall be immediately subject to this Agreement and shall be included in the word "Shares" for all purposes with the same force and effect as the Shares presently subject to this Agreement, and the Exercise Price of the Shares shall be appropriately and proportionally adjusted. The Company shall not be obligated to issue any fractional shares of any securities under this Agreement on account of any such adjustment.

     To the extent that the foregoing adjustments relate to securities of Company, such adjustments shall be made by the Board of Directors of Company, whose determination shall be conclusive and binding on all persons.

     The grant of the Option shall not affect in any way the right or power of Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     Whenever the Company shall take any action resulting in any adjustment provided for in this paragraph, the Company shall deliver notice of such action to Medley, which notice shall set forth the number of Shares subject to the Option and the Exercise Price resulting from such adjustment.

8. WITHHOLDING TAXES. In the event that Company determines that it is required to withhold federal, state or local tax as a result of any exercise of the Option, Medley, as a condition to such exercise of the Option, shall make arrangements satisfactory to Company to enable it to satisfy such withholding requirements.

9. EXEMPTION OF SALE OF SHARES FROM QUALIFICATION. The offer and sale of the Option and the Shares has not and will not be registered with the Securities and Exchange Commission or qualified with any other federal or state regulatory agency. The offer and sale will and is being made in reliance, in part, upon the exemption from the federal securities registration requirements provided under Sections 3 and 4 of the Securities Act of 1933, as amended (the "1933 Act"), and upon exemptions from qualification requirements provided under any state securities laws. All Share certificates issued hereunder shall bear the following legend:

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10. No Data


11. No Data


"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (a) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (b) THE ISSUER HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT NO REGISTRATION UNDER THE SECURITIES (NO DATA GIVEN)

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    (j)  Medley has the capacity to execute this Agreement and purchase the
Shares.

    (k) Medley understands that this Agreement, together with the agreements and documents executed concurrently with this Agreement, contain the entire agreement and understanding between Medley and the Company with respect to Medley's purchase of the Shares.

    (l) Medley knows of no public solicitation or advertisement conducted by the Company and/or its agents and representatives with respect to the offer and sale of the Shares.

    (m) Medley acknowledges and agrees that, in the event the Shares are purchased by promissory note, the Company will retain a security interest in the Shares pursuant to the terms of such promissory note.

11. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants of Medley set forth in this Agreement, and the provisions of paragraph 14, hereunder, shall survive the purchase of the Shares and the termination of this Agreement.

12. LEGALITY OF ISSUANCE. No Shares shall be issued upon the exercise of the Option unless and until Top Form has determined that:

    (a) it and Medley have taken all actions required to either: (1) register the shares under the Securities Act of 1933, and the appropriate state securities laws, or (2) to perfect an exemption from the registration requirements thereof; and

    (b) Any applicable listing requirement of any stock exchange on which Top Form's Common Stock may be listed has been satisfied; and

    (c) Any other applicable provision of state or federal law has been satisfied.

13. NO TRANSFER OR ASSIGNMENT OF OPTION. Except as otherwise provided in this Agreement, the Option and the rights and privileges conferred hereunder shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, the underlying Shares, or of any rights or privilege conferred by this Agreement, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred by this Agreement, the Option and the rights and privileges conferred hereunder shall immediately become null and void.

14. NON-COMPETITION; NON-DISCLOSURE. For a period of three (3) years following the Date of Grant, Medley shall not, directly or indirectly, as an employee, employer, contractor, consultant, agent, principal, partner, shareholder, officer or director, or in any other individual or representative capacity:

    (a) Engage or participate in any business or activity competitive with the existing or planned business of Company within a fifty (50) mile radius of any location from which the Company conducts its business; or

    (b) Undertake planning for or organization of any business activity competitive with the Company's existing or planned business activities or combine or conspire with employees or representatives of the Company's business or others for the purpose of organizing any such competitive business activity.

    (c) Disclose, reveal, utilize or make known any confidential or proprietary information concerning the business of the Company to any person, entity or organization not authorized herein, without the prior written consent of the Company, except, as may be specifically requried by a court or regulatory body of competent jurisdiction (and then only after consultation with the Company).

    (d) REASONABLENESS. Medley acknowledges that her relationship with the Company has afforded her access to confidential and proprietary information vital to the goodwill and value of the Company and, accordingly, that the restrictive covenants set forth above are necessary to protect and maintain the goodwill and value of the Company.

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     (e) INJUNCTIVE RELIEF. Medley acknowledges and agrees that the remedy at law for any breach by Medley of the covenants set forth in this paragraph 14 will be inadequate and the Company shall in addition to all other available remedies (including without limitation seeking such damages as they can show they have sustained by reason of such breach) be entitled to injunctive relief without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law.

     (f) POWER TO LIMIT COVENANTS. Medley acknowledges and agrees that the type and periods of restriction imposed are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company and are given as an integral part of this Agreement. If all or any part of any covenant contained in this Agreement is construed to be invalid or unenforceable, such determination shall not effect the remainder of the covenant, which shall be given full effect without regard to the invalid portion. If all or any part of any covenant contained in this Agreement is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision, and in its reduced form, such provision shall then be enforceable.

     (g) JURISDICTION. Medley intends to and hereby confers jurisdiction to enforce the covenants contained in this Agreement upon the courts of any state or other jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions shall hold such covenants wholly unenforceable by reason of the breach of such scope or otherwise, the parties intend that such determination not bar or in any way affect the Company's right to the relief provided above if the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other jurisdictions, and for this purpose the above covenants as they relate to each jurisdiction shall be deemed revocable into diverse and independent covenants.

15. REGISTRATION RIGHTS. The Company shall not be obligated to register any of the Shares under the Securities Act of 1933, or take any affirmative action in order to cause Medley's sale of the Shares to comply with any applicable laws.

16. VALUATION OF SHARES. Medley understands that it is possible that regardless of the restrictions on ownership and transfer of the Shares imposed by this Agreement, the Internal Revenue Service may successfully assert that the fair market value of the Shares on the date of purchase is substantially greater than the purchase price set forth in this Agreement. If the Internal Revenue Service prevails in such determination, the additional value would constitute taxable ordinary income to Medley as of the date the Shares are issued. Medley assumes all responsibility for such potential tax liability (including interest and penalties, if any), and acknowledges that the Company has no obligation and does not intend to reimburse Medley for any such tax liability.

17. NO AGREEMENT TO EMPLOY: AT-WILL EMPLOYMENT. Medley acknowledges that nothing contained in this Agreement shall confer upon her the right to continue in the employment of the Company for any fixed period of time or constitute any additional agreement of employment or interfere or affect in any way the right of the Company to terminate Medley's employment with the Company at will, at any time and for any reason, or with no reason, or the right of the Company to adjust her compensation and benefits.

18.  GENERAL PROVISIONS.

     (a) TERMINATION OF AGREEMENT. This Agreement shall terminate on the earlier of the following events: (1) the Expiration Date of the Option; or
(2) the date upon which the Option has been fully exercised and the Shares have been paid for, or (3) upon Medley's violation of any provisions contained in paragraphs 13 or 14 of this Agreement.

     (b) AMENDMENT AND WAIVER. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written agreement of all parties hereto. Waiver of any provision of this Agreement shall not be deemed or constitute a waiver of any other provision, nor shall such waiver constitute a continuing waiver.

     (c) ASSIGNMENT, SUCCESSORS AND ASSIGNS. The Company may assign its rights and obligations under this Agreement, provided written notice of such assignment is given to Medley. Medley shall not assign or transfer all or any part of Medley's rights and obligations under this Agreement. Subject to the restriction on assignment set forth in

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the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, beneficiaries, legal representatives, successors and assigns.

     (d) NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given
(i) on the date of delivery if personally delivered, (ii) one (1) business day after delivery by overnight courier, telegram or facsimile (with receipt of transmission confirmed), or (iii) three (3) business days after mailing if mailed by first-class mail, postage prepaid, to the parties at their address as set forth on the signature page, or such other address designated from time to time in writing by such party to all other parties.

     (e) GOVERNING LAW AND TIME. This Agreement shall be construed in accordance with and governed by Delaware law, without regard to its principles of conflicts of laws, and irrespective of the fact that one or more of the parties hereto resides in, or is domiciled in another state. Time is of the essence.

     (f) LEGAL PERFORMANCE. Medley acknowledges and agrees it is impossible to measure in money the damages which will accrue to the Company by reason of a failure of Medley, or Medley's legal representative, to perform any of the obligations required to be performed by Medley under this Agreement. Therefore, if the Company institutes an action or proceeding to enforce any provisions of this Agreement, Medley hereby waives the claim or defense that the Company has an adequate remedy at law.

     (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument.

     (h) ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties with respect to the subject matter set forth above, and supersedes all previous oral and written agreements, communications, representations or commitments.

     (i) FURTHER ASSURANCES. The parties hereby covenant and agree that they will execute such other and further instruments and documents as are, or may become, necessary or convenient to effectuate and carry out the purposes of this Agreement upon the written request of either party hereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly appointed representatives whose signatures appear below.

WITNESSES:                             COMPANY:
                                       TOP FORM, INC.


/s/ [illegible]                            BY: /s/ John C. [illegible]
--------------------------------           -------------------------------
[illegible]                                John C. [illegible]
                                           Its: President



                                       TRUEVISION LASER CENTERS, INC.


/s/ [illegible]                            BY: /s/ John C. [illegible]
-------------------------------            -------------------------------
[illegible]                                John C. [illegible]
                                           Its: President

WITNESSES:                             COMPANY:

                                       TRUEVISION LASER CENTERS OF ALBUQUERQUE,
                                       INC.

/s/ [illegible]                            BY: /s/ John C. [illegible]
--------------------------------           --------------------------------
[illegible]                                John C. [illegible]
                                           Its: President

                                       Address: 1726 Louisiana Blvd., Suite 100
                                                Albuquerque, New Mexico 87110


                                       MEDLEY:


/s/ [illegible]                        BY:
-------------------------------            --------------------------------
[illegible]                                Pamela Medley

                                       Address: 7280 [illegible], N.E.
                                                Albuquerque, New Mexico 87109